UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 21, 2003

iGATE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

1000 Commerce Drive, Suite 500, Pittsburgh, PA 15275

(Address of Principal Executive Offices)

(412) 503-1131

(Registrant’s Telephone Number Including Area Code)

Item 2.	ACQUISTION OR DISPOSITION OF ASSETS.

On August 21, 2003, iGate Corporation (“iGate”) acquired a majority interest in Quintant Services Limited, a company incorporated under the Indian Companies Act (“Quintant”), through the following transactions:

1. iGate Global Solutions Limited, a majority owned subsidiary of iGate (“iGate Global”), purchased all of the issued and outstanding fully paid up equity shares of Quintant (57,977) owned by GMR Infrastructure Limited and PM Ventures Private Limited (collectively, the “VCs”), for a purchase price equal to approximately US$19 million payable in cash, pursuant to the terms set forth in that certain Share Purchase Agreement by and among the VCs, Quintant and iGate Global dated July 30, 2003 (the “VC Purchase Agreement”); and

2. iGate purchased all of the issued and outstanding American Depositary Receipts (representing American Depositary Shares, each of which represents one equity share of Quintant) (“ADRs”) owned by Inder Singh and Luke Helms (collectively, the “Non-Continuing Founders”), pursuant to the terms set forth in that certain Share Purchase Agreement dated July 30, 2003 by and among Inder Singh, Luke Helms, Quintant and iGate for a purchase price equal to US$900,000 in cash.

Each of these transactions was financed through iGate’s available working capital and the purchase price was determined through negotiations among the parties.

In connection with the foregoing transactions, iGate entered into the following agreements:

1. On July 30, 2003, iGate entered into a Share Purchase Agreement with Swarna Murthy, Phaneesh Murthy, Amit Sethi, Kanth Miriyala (collectively, the “Continuing Founders”), and Quintant (the “Continuing Founders Purchase Agreement”), whereby the Company agreed to purchase all of the issued and outstanding ADRs owned by the Continuing Founders. This transaction is expected to close in the 1st quarter of 2004. As consideration of the purchase of the ADRs owned by the Continuing Founders, iGate will deliver approximately 2,800,000 shares of its common stock to the Continuing Founders at the closing of the transaction.

At the closing of this transaction, approximately 58% of the Murthys’ shares of iGate common stock will be vested. Approximately 34% of Messrs. Sethi’s and Miriyala’s shares of iGate common stock will be vested at closing. The unvested shares of iGate common stock will vest for the Murthys each quarter for nine quarters and vest for Messrs. Sethi and Miriyala each quarter for thirteen quarters; and

2. On July 30, 2003, iGate Global entered into a Share Purchase Agreement (the “Ramesh Purchase Agreement”), with T.G. Ramesh and Quintant to purchase all of the equity shares of Quintant (10,000) owned by T.G. Ramesh. This transaction is expected to close in the 1st quarter of 2004. The consideration for the purchase of Mr. Ramesh’s 10,000 shares is US$673,000. Under the terms of the Ramesh Purchase Agreement, at the closing of this transaction, T.G. Ramesh will subscribe to purchase at least 177,255 shares of iGate Common Stock for a purchase price equal to US$673,000.

The purchase price for each of these transactions was arrived at through negotiations among the parties and iGate expects to use its available working capital to pay the cash portion of any purchase price.

On August 21, 2003, each of the VC Purchase Agreement, the Continuing Founders Purchase Agreement and the Ramesh Purchase Agreement were amended.

Item 7.	FINANCIAL STATEMENTS AND EXHIBITS

(a) The financial statements of Quintant will be filed by amendment not later than sixty days after the date that the initial report on Form 8-K must be filed.

(b) The pro forma financial information of iGate reflecting the acquisition of Quintant will be filed by amendment not later than sixty days after the date that the initial report on Form 8-K must be filed.

(c) Exhibits.

Exhibit 2.1 Share Purchase Agreement, dated as of July 30, 2003, by and among GMR Infrastructure Limited, PM Ventures Private Limited, Quintant Services Limited and iGate Global Solutions Limited. (Exhibits and Schedules omitted).*

Exhibit 2.2 Amendment Agreement, dated as of August 21, 2003, by and among GMR Infrastructure Limited, PM Ventures Private Limited, Quintant Services Limited and iGate Global Solutions Limited.*

Exhibit 2.3 Share Purchase Agreement, dated as of July 30, 2003, by and among Luke Helms, Inder Singh, Quintant Services Limited and iGate Corporation. (Exhibits and Schedules omitted).*

Exhibit 2.4 Share Purchase Agreement, dated as of July 30, 2003, by and among Swarna Murthy, Amit Sethi, Kanth Miriyala, Quintant Services Limited and iGate Corporation. (Exhibits and Schedules omitted).*

Exhibit 2.5 Amendment Agreement, dated as of August 21, 2003, by and among Swarna Murthy, Phaneesh Murthy, Amit Sethi, Kanth Miriyala, Quintant Services Limited and iGate Corporation.*

Exhibit 2.6 Share Purchase Agreement, dated as of July 30, 2003, by and among T.G. Ramesh, Quintant Services Limited, iGate Global

Solutions Limited and iGate Corporation. (Exhibits and Schedules omitted).*

Exhibit 2.7 Amendment Agreement, dated as of August 21, 2003, by and among T.G. Ramesh, Quintant Services Limited, and iGate Global Solutions Limited.*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iGATE CORPORATION (Registrant)

By:	/s/ SUNIL WADHWANI
Name:	Sunil Wadhwani
Title:	Chief Executive Officer

Dated: September 5, 2003

INDEX OF EXHIBITS

Exhibit No.	Document Description and Method of Filing

2.1	Share Purchase Agreement, dated as of July 30, 2003, by and among GMR Infrastructure Limited, PM Ventures Private Limited, Quintant Services Limited and iGate Global Solutions Limited. (Exhibits and Schedules omitted).*

2.2	Amendment Agreement, dated as of August 21, 2003, by and among GMR Infrastructure Limited, PM Ventures Private Limited, Quintant Services Limited and iGate Global Solutions Limited.*

2.3	Share Purchase Agreement, dated as of July 30, 2003, by and among Luke Helms, Inder Singh, Quintant Services Limited and iGate Corporation. (Exhibits and Schedules omitted).*

2.4	Share Purchase Agreement, dated as of July 30, 2003, by and among Swarna Murthy, Phaneesh Murthy, Amit Sethhi, Kanth Miriyala, Quintant Services Limited and iGate Corporation. (Exhibits and Schedules omitted).*

2.5	Amendment Agreement, dated as of August 21, 2003, by and among Swarna Murthy, Phaneesh Murthy, Amit Sethi, Kanth Miriyala, Quintant Services Limited and iGate Corporation.*

2.6	Share Purchase Agreement, dated as of July 30, 2003, by and among T.G. Ramesh, Quintant Services Limited, iGate Global Solutions Limited and iGate Corporation. (Exhibits and Schedules omitted).*

2.7	Amendment Agreement, dated as of August 21, 2003, by and among T.G. Ramesh, Quintant Services Limited, and iGate Global Solutions Limited.*